                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-15667) pertaining to the Kitty Hawk, Inc. Amended and Restated Annual Incentive Compensation Plan and in the Registration Statement (Form S-8 No. 333-23597) pertaining to the Kitty Hawk, Inc. Amended and Restated Omnibus Securities Plan of our report dated February 7, 1997, with respect to the consolidated financial statements of Kitty Hawk, Inc. included in the Transition Report (Form 10-K) for the four months ended December 31, 1996.


                               Ernst & Young LLP

Dallas, Texas
March 27, 1997